UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 15, 2013

Commission File Number	Registrant, State of Incorporation; Address; Telephone Number	I.R.S. Employer Identification Number

001-14759	DRIVETIME AUTOMOTIVE GROUP, INC. (A Delaware Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0721358

333-169730	DT ACCEPTANCE CORPORATION (An Arizona Corporation) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	82-0587346

333-169730-05	DT CREDIT COMPANY, LLC (An Arizona Limited Liability Company) 4020 East Indian School Road, Phoenix, Arizona 85018 (602) 852-6600	86-0677984

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Portfolio Residual Facility
On November 15, 2013, DriveTime Automotive Group, Inc. (“DTAG”) and DriveTime Acceptance Corporation (“DTAC”), through DTAC’s wholly-owned subsidiaries, DT Warehouse II, LLC (“DT Warehouse II”), and DT Credit Company, LLC (“DTCC”), entered into the Second Amended and Restated Loan and Servicing Agreement (the “Second Amended and Restated Loan Agreement”), amending and restating the Amended and Restated Loan and Servicing Agreement, dated December 31, 2012, by and among DT Warehouse II, as Borrower, DTCC, as Servicer, Wells Fargo Bank, National Association, as Paying Agent and Securities Intermediary and Santander Consumer USA Inc. (“SCUSA”), as Lender and Backup Servicer (the “Amended and Restated Loan Agreement”). This Loan Agreement is referred to in our financial reports as the portfolio residual facility with SCUSA.
The Second Amended and Restated Loan Agreement revises certain definitions and adjusts certain financial tests, increases the applicable interest rate and reduces the facility limit to $50,000,000.
The foregoing description of the Second Amended and Restated Loan Agreement and the Amended and Restated Loan Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Loan Agreement, which will be filed as an exhibit to DTAG’s and DTAC’s next Annual Report on Form 10-K and the Amended and Restated Loan Agreement, which is filed as Exhibit 10.10.6 to DTAG’s and DTAC’s Annual Report on Form 10-K filed on March 29, 2013 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2013	DRIVETIME AUTOMOTIVE GROUP, INC.

	By:	/s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer

Date: November 21, 2013	DT ACCEPTANCE CORPORATION

	By:	/s/ Mark G. Sauder
Mark G. Sauder
Chief Financial Officer

Date: November 21, 2013	DT CREDIT COMPANY, LLC

	By:	/s/ Jon D. Ehlinger
Jon D. Ehlinger
Secretary